EXHIBIT 10.5

                           AMENDMENT TO LOAN AGREEMENT


         THIS AMENDMENT TO LOAN AGREEMENT (this "Amendment") is entered into as of the 24th day of March, 1997, and effective as of December 31, 1996, by and between LaSalle National Bank, a national banking association ("LaSalle"), Harris Trust and Savings Bank, an Illinois banking corporation ("Harris") (LaSalle and Harris are referred to herein collectively as the "Banks"), and Stimsonite Corporation, a Delaware corporation ("Borrower"). LaSalle National Bank, a national banking association, as agent for the Banks for certain limited purposes ("Agent"), shall also be deemed a party hereto for the purpose of acting as agent.


                              W I T N E S S E T H:


         WHEREAS, Banks, Agent and Borrower entered into a Loan Agreement dated as of July 23, 1996 (the "Agreement"), and now desire to amend such Agreement pursuant to this Amendment.

         NOW, THEREFORE, for and in consideration of the premises and mutual agreements herein contained and for the purposes of setting forth the terms and conditions of this Amendment, the parties, intending to be bound, hereby agree as follows:

         1. Incorporation of the Agreement. All capitalized terms which are not defined hereunder shall have the same meanings as set forth in the Agreement, and the Agreement to the extent not inconsistent with this Amendment is incorporated herein by this reference as though the same were set forth in its entirety. To the extent any terms and provisions of the Agreement are inconsistent with the amendments set forth in paragraph 2 below, such terms and provisions shall be deemed superseded hereby. Except as specifically set forth herein, the Agreement shall remain in full force and effect and its provisions shall be binding on the parties hereto.

         2. Amendment of the Agreement. The Agreement is hereby amended as follows:

                  (a) The definition of the term "EBITDA " in Paragraph 1.1 is hereby amended and restated -------------- to read in its entirety as follows:

                  "EBITDA" means, with respect to any fiscal period of Borrower, Borrower's (a) net income (determined in accordance with GAAP) for such period, plus (b) the aggregate amounts deducted in determining such net income in respect of (i) Interest Expense, (ii) income taxes, (iii) depreciation, (iv) amortization, (v) extraordinary losses up to $500,000 in the aggregate in any fiscal year and (vi) $4,000,000 of restructuring charges for fiscal year 1996, minus (c) extraordinary gains, each determined in accordance with GAAP consistently applied.

                  (b) Paragraph 5.18 is hereby added to the Agreement and shall read as follows:

                           5.18 Proceeds from Sale of Waukegan Facility.  In the
                  event that Borrower sells the Waukegan Facility before all amounts of principal and interest due in respect of the Term Loan are paid in full to and discharged by the Banks, the net proceeds from such sale shall be applied to the unpaid principal portions of the Term Loan in the inverse order of their maturities.

                  (c) A final sentence of Paragraph 9.3(b) is hereby added to the Agreement and shall read as follows:

                  Notwithstanding the foregoing, Borrower may sell or otherwise dispose of the Waukegan Facility if, and only if, the net proceeds of such sale are $6,000,000 or greater and Borrower complies in full with the provisions of Paragraph 5.18.

                  (d) Paragraph 9.2(g)(i) is hereby amended and restated to read in its entirety as follows:

                  Not permit the ratio of Funded Debt to EBITDA minus Capital Expenditures to exceed (A) 4.50:1 as of the end of each fiscal quarter through September 30, 1997 and (b) 3.75:1 for the fiscal quarter ending December 31, 1997. Notwithstanding the foregoing, such ratio shall be immediately reduced to 3.75:1 if Borrower sells the Waukegan Facility prior to December 31, 1997.

         3.       Closing Documents.  The  following documents and other  items
shall  be   delivered concurrently with this Amendment:

                  (a) Payment of an amendment fee to the Banks in the amount of $25,000 in accordance with their Pro Rata Shares.

                  (b)      Four executed copies of this Amendment.

         4. Representations and Warranties; No Event of Default. The representations and warranties set forth in Paragraph 9 are deemed remade as of the date hereof and, upon full execution of this Amendment in accordance with
Section 5 below, Borrower represents that such representations and warranties are true and correct as of the date hereof (other than representations and warranties made as of a specific date). Upon full execution of this Amendment in accordance with Section 5 below, no Event of Default exists nor does there exist any event or condition which with notice, lapse of time and/or the consummation of the transactions contemplated hereby would constitute an Event of Default.

         5. Effectuation. The amendments to the Agreement contemplated by this Amendment shall be deemed effective as of December 31, 1996 upon the full execution of this Amendment and without any further action required by the parties hereto. There are no conditions precedent or subsequent to the effectiveness of this Amendment except as set forth in Section 3 above.

         6. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.





LASALLE NATIONAL BANK                       STIMSONITE CORPORATION



By:      By:
   Its Vice President               Its President



LASALLE NATIONAL BANK, as           HARRIS TRUST AND SAVINGS BANK
Agent



By:      By:
   Its Vice President               Its Vice President